Exhibit 99.1

              Advanced Biotherapy Completes Investigational Pilot
                        Clinical Trial in Genital Herpes

    WOODLAND HILLS, Calif.--(BUSINESS WIRE)--Jan. 19, 2005--Advanced Biotherapy, Inc. (OTCBB:ADVB), dedicated to pioneering the development and use of therapeutic antibodies, announced that the Company completed a pilot investigational study using antibodies to interferon-gamma in the treatment of patients suffering from Genital Herpes at the Department of Skin and Venereal Diseases, Russian State Medical University, Moscow, Russia.
    Mr. Edmond Buccellato, President and CEO, stated, "Patients with recurrent herpes simplex virus type 2 (HSV-2) genital lesions were treated topically for several days with our investigational antibodies to interferon-gamma. Our principal investigators reported that itching and pain were relieved within hours of the application of the antibody, and the eroded area of the skin epithelialized within 3-4 days. Observation continues. Research indicates that the HSV-2 causing recurrent genital lesions may belong to a special category of viruses, such as HIV and certain other viruses, in which interferons promote rather than stop viral replication. The idea of such a category of viruses was proposed several years ago by Dr. S. Skurkovich, our head of research and development."
    Genital herpes, for which there is no specific cure, is almost always sexually transmitted. It can be a very painful disease manifested as a rash, bumps, blisters, cuts, or sores in or around the genital area accompanied by itching, burning, tingling, or swelling.
    Mr. Buccellato concluded, "We continue to significantly expand our intellectual property estate regarding 'field of use' not only related to antibodies and other inhibitors to interferon-gamma, but also for use of inhibitors to other cytokines, such as TNF-a and IL-1, for therapeutic purposes."
    According to the U.S. Centers for Disease Control and Prevention, 45 million people in the United States ages 12 and older, or 1 out of 5 of the total adolescent and adult population, are infected with HSV-2. Because the infection is so widespread, the Company puts great significance on this work.

    About Advanced Biotherapy

    The Company, a pioneer in anticytokine therapy, has demonstrated the effectiveness of its pioneering scientific strategy by conducting investigational clinical trials treating patients suffering from AIDS, multiple sclerosis, rheumatoid arthritis, corneal transplant rejection and certain autoimmune skin conditions, including psoriasis, and alopecia, all Th1 mediated autoimmune diseases which appear to have the same proinflammatory Th-1 activity. Advanced Biotherapy is headquartered in Los Angeles with laboratories in Columbia, Maryland. The company has an extensive patent portfolio including 7 issued patents and over 38 patents pending.

    Statements made in this news release, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Some of these forward-looking statements may be identified by the use of words in the statements such as "appears," "may," "goal," "anticipate," "estimate," "expect," "project," "intend," "plan or plans," "believe," "could," or other words and terms of similar meaning. The risks and uncertainties which may affect the development, operations and results of our business include, but are not limited to the following: risks associated with clinical trials, the uncertainties of research and product development programs, the uncertainties of the regulatory approval process, the risks of competitive products, the risks of our current capital resources, the uncertainties as to the availability of future capital and our future capital requirements, and the risks associated with the extent and breadth of the Company's patent portfolio. There are no assurances that the Company's product candidates will receive regulatory approval. The foregoing discussion of the pending clinical investigations and the effect of the patents issued and pending involves risks and uncertainties, including but not limited to the risks that third parties may be successful in challenging such patents; or that granted claims may be held invalid or interpreted differently by a court of law; or that new technologies will be developed that are superior in treating the diseases targeted by Advanced Biotherapy, Inc. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements, including the section captioned "Factors That May Affect The Company" contained in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.


    CONTACT: Advanced Biotherapy, Inc.
             Edmond Buccellato or Amy Buccellato, 818-883-6716
             Fax: 818-883-3353
             ed@advancedbiotherapy.com
             amy@advancedbiotherapy.com
             www.advancedbiotherapy.com